UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

THE DOW CHEMICAL COMPANY
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3433 Commission File Number	38-1285128 (IRS Employer Identification No.)

2030 Dow Center, Midland, Michigan (Address of principal executive offices)	48674 (Zip code)

(989) 636-1000 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 31, 2008, The Dow Chemical Company (the “Company”) received from Petrochemical Industries Company (“PIC”), a wholly owned subsidiary of Kuwait Petroleum Corporation, a written notice (the “Notice”) with respect to the Joint Venture Formation Agreement, dated November 28, 2008 (the “JVFA”), between the Company and PIC.  In the Notice PIC advised the Company of its position that conditions to closing were not satisfied and therefore PIC was not obligated to close on January 2, 2009.  A copy of the Notice is filed as Exhibit 99.1 hereto.

The Company disagrees with the above described characterizations and conclusions expressed by PIC in the Notice.  PIC was obligated to close the transactions contemplated by the JVFA on January 2, 2009, but due to PIC’s failure to perform its obligations, closing under the JVFA was not consummated.   The Company will fully enforce its rights under the JVFA and will pursue remedies available to it.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Notice from Petrochemical Industries Company, dated December 31, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 6, 2009

The Dow Chemical Company

By:	/s/ WILLIAM H. WEIDEMAN
	Name:	William H. Weideman
	Title:	Vice President and Controller